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                                                                    Exhibit 3.22

                            ARTICLES OF INCORPORATION
                                       OF
                 RONALD LEE SUTTLES TRI-COUNTY EXTRADITION, INC.


                                       I.

The name of this corporation is Ronald Lee Suttles Tri-County Extradition, Inc.

                                       II.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

                                      III.

The name and address in the State of California of this corporation's initial agent for service of process is:

                               Ronald Lee Suttles
                            1361 West Cottonwood Road
                                Banning, CA 92220

                                       IV.

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issues is 1,000,000.

Dated: August 1, 1986


                                       /s/ Ronald Lee Suttles
                                       ----------------------------
                                       (SIGNATURE OF INCORPORATOR)



                                       Ronald Lee Suttles
                                       ----------------------------
                                       (TYPED NAME OF INCORPORATOR)